SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ALPINE 4 TECHNOLOGIES LTD.
(Name of the Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Shareholders,

On June 2, 2016 the Company's Board of Directors (BOD) met with several of our advisors, including our investment bank and market maker, MCAP, LLC.  During that meeting we discussed several issues related to the number of shares that we have outstanding and its effect on and its perception in the marketplace.  The overall opinion given to the Board based on where Alpine 4 is today is that the number of shares we have outstanding will not be received well in the open market. Therefore, our advisors have recommended that the Company do a reverse split.

As of June 20, 2016, we had 225,084,066 Class A and B common shares outstanding, and the Company has recently offered its shares for sale at $0.85 per share.  It has been recommended by MCAP, LLC and our investor relations firm DresnerAllenCaron, a Wall Street based IR firm, that we implement prior to trading a 1-for-10 reverse split.   This would effectively bring our shares outstanding down from 225,084,066 to 22,508,406 and bring our pre-trading sale price up from $0.85 per share to $8.50 per share.  It should be noted that the pre-trading sales price does not necessarily determine the price at which the Financial Industry Regulatory Authority (FINRA) will approve us to start trading at, but can be used as a general indicator of a potential start price.

Here are some of the bullet points given to us for the 1-for-10 ratio recommended by our advisors.

•
Any stock that trades below $5, especially those that trade at low volumes or on the OTC market, are "penny stocks"  for the SEC and regulators such as FINRA and the two national exchanges.  Penny stocks are considered ultra-risky by the regulators – a mindset that has trickled down to the compliance departments of all the nation's broker-dealers.  As a result, low-priced stocks or penny stocks are, in most cases, not allowed to be traded (either bought or sold), unless onerous paperwork is put in place that dismisses liability on the part of the broker-dealer for inappropriate advice or solicitation.  Most broker-dealers are unwilling to initiate this type of paperwork with their clients, which means that the stocks simply are not tradable.

•	One way that companies have to move their stock prices above $5 is the reverse stock split. Regulators seem to look favorably on such reverse splits, for the most part.

•
Companies that are seeking to raise their trading prices by implementing a reverse split are well advised to overshoot the $5 mark, so that if the stock trades down, there is still room to remain above the penny stock range.  A 1:10 reverse split for Alpine 4 stock would theoretically set an opening range around $8.50.  That leaves some room for slippage.

The specific 1-for-10 reverse split ratio was subsequently approved by the Company's Board of Directors to submit the reverse split to a vote to our shareholders, which will be done via a written consent proxy vote sent to all the shareholders of Alpine 4.    If approved by the shareholders, the reverse split will be made by the filing in Delaware of a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation.

Every ten shares of the issued and outstanding Alpine 4 Class A and Class B common stock will be automatically converted into one issued and outstanding share of Class A or Class B common stock, respectively, with no change in par value per share. The reverse stock split affects all shares of the Company's common stock outstanding. It also affects all executive stock and bonus plans.   As a result, each stockholder's percentage ownership interest and proportional voting power remains unchanged and the rights and privileges of the holders of the Company's Class A and Class B common stock are unaffected with the exception of fractional shares being converted upward.

No fractional shares will be issued following the reverse split. The number of shares of stock issued to stockholders who would otherwise receive a fractional share will instead be rounded up to the nearest full share.

Vstock Transfer is acting as exchange agent and transfer agent for the reverse stock split. Additional information regarding the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission once the vote has been completed and the results tallied.

In closing, after much deliberation and consultation with our advisors we feel that this is the best course of action to ensure Alpine 4's market position is well received.   Thank you!

Sincerely,

/s/ Kent B. Wilson
Kent B. Wilson
CEO/CFO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE WRITTEN CONSENT SOLICITATION
The Company's Notice of Proposed Action by Written Consent and related Proxy Statement are available, free of charge, by contacting the Company at investorrelations@alpine4.com.

NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS OF ALPINE 4 TECHNOLOGIES, LTD.
The Board of Directors of Alpine 4 unanimously recommends that you vote to "APPROVE" the following proposal.

1.	Approval of an amendment (the "Amendment") to Alpine 4's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), to effect a reverse stock split of our Class A Common Stock and Class B Common Stock at a ratio of 1-for-10 (1 new share for each 10 old shares), concurrent with the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State (the "Reverse Stock Split").

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on June 28, 2016 (the "Record Date").

YOUR VOTE IS IMPORTANT
Notes:

1.	It is important that your shares be represented and voted in connection with the written consent solicitation. Holders of record may submit their consent via the internet at VStock Transfer (www.vstocktransfer.com) and selecting "Proxy Voting Login" in the right-hand corner or by completing, signing and dating the enclosed written consent card and returning it in the enclosed postage-paid, return-addressed reply envelope to Alpine 4's corporate office. Holders of record must vote in accordance with the instructions listed on the written consent card. Beneficial holders whose shares are held in street name must vote in accordance with the voting instructions provided to them by their bank, broker, trustee, custodian or other nominee.

2.	If you sign and return your written consent without indicating how to vote on any particular proposal, the Alpine 4 Class A common shares represented by your proxy will be voted "FOR" the Proposal listed above in accordance with the recommendation of the Alpine 4 board of directors.

3.	Terms used but not otherwise defined herein shall have the same meaning in this Notice as they have in the proxy statement accompanying this Notice.

4.	Alpine 4 Class A shareholders should review the attached Proxy Statement, which further describes the Proposal listed above.

DATE OF DISTRIBUTION: This Notice, the Proxy Statement and Consent Form are first being made available or mailed to our shareholders on or about July 19, 2016.

By Order of the Board of Directors,

/s/ Charles Winters
Charles Winters
Chairman of the Board

NOTICE OF PROPOSED ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

SOLICITATION, EXERCISE, AND REVOCATION OF PROXIES
The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of Alpine 4 Technologies Ltd., a Delaware corporation ("we" or the "Company") in connection with a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of our Common Stock at a ratio of 1-for-10, concurrent with the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State (the "Reverse Stock Split"). This proposed corporate action is referred to in this Proxy Statement as the "Proposal."

No meeting will be held.  In lieu of a meeting, the Board of Directors has determined to seek approval through written consent of the shareholders, on the attached form of consent included as Appendix B hereto (the "Consent Form"). The period during which the Company's stockholders may vote on the Proposal begins on the filing of the Definitive Proxy Statement with the SEC, and ends on Friday, July 29, 2016 (the "Consent Period").  The Consent Form should be returned as soon as possible for receipt by the Company's Transfer Agent no later than July 29, 2016, the close of the Consent Period.

In addition to the original solicitation by mail or through the internet, certain of the Company's officers, directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies by telephone or in person. The Company has not specially engaged employees or solicitors for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock, will be borne by the Company.

This Proxy Statement and the accompanying Consent Form are being made available to the Company's stockholders on or about July 19, 2016, and are being filed with the Securities and Exchange Commission on or about such date. The proxy solicitation materials will also be first sent on or about July 19, 2016, to stockholders.   Unless otherwise indicated, "Alpine 4," the "Company," "we," "us" and "our" shall refer to Alpine 4 Technologies Ltd.

The persons named as proxies, Kent B. Wilson and Charles Winters, were designated by the Board. All properly executed proxies will be voted (except to the extent that authority has been withheld) and where a choice has been specified by the stockholder as provided in the proxy, it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted FOR the Proposal listed above.

Written consents irrevocable

Any Consent Form executed and delivered by an Alpine 4 Stockholder shall be deemed by Alpine 4 to constitute such Alpine 4 Stockholder's definitive vote with respect to the adoption of the Proposal listed above. Once Alpine 4's Transfer Agent receives the executed Consent Form such consent may not be revoked.

Voting Securities
The holders of shares of our Class A and Class B Common Stock (collectively, the "Common Stock") are entitled to vote on the Proposal.  As of the Record Date, we had 209,084,066 shares of Class A Common Stock,  par value $0.0001, issued and outstanding and 16,000,000 shares of Class B Common Stock, par value par value $0.0001,  issued and outstanding.  The Class B Common Stock votes with our Class A Common Stock. The holders of the outstanding Series B Preferred Stock will be entitled to a total of 160,000,000 votes on the Proposal.

If, as of the Record Date, you are a registered holder (meaning that your shares of Common Stock are registered in our records as being held in your name), then you may vote on the Proposal in the following ways:

•	by proxy: you may complete the Consent Form and mail it to the Company; or

•	by online via a portal supplied by VStock Transfer.

When completing the Consent Form, you may specify whether your shares of Class A or Class B Common Stock should be voted for or against or to abstain from voting on the Proposal.  If you do not indicate how your shares of Common Stock should be voted on the Proposal, the shares of Common Stock represented by your properly submitted Consent Form will be voted as the Board recommends. If you choose to vote by mailing a Consent Form, your Consent Form must be filed with the Corporate Secretary prior to July 29, 2016, the close of the Consent Period.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE CONSENT FORM, OR SUBMIT THEIR VOTE VIA THE INTERNET, AS SOON AS POSSIBLE, AND SHOULD ENSURE THAT THEIR CONSENT IS RECEIVED BY THE COMPANY OR ITS TRANSFER AGENT BEFORE THE CLOSE OF THE CONSENT PERIOD.

If you receive more than one Consent Form because your shares are registered in different names or at different addresses, please provide voting instructions for all Consent Forms you receive so that all of your shares of Common Stock will be voted on the Proposal. The Company is delivering Proxy Statements to those stockholders who have requested physical delivery of the Proxy Statement and related materials and who are sharing an address unless it receives contrary instructions from one or more of the stockholders. If you are a stockholder residing at a shared address and would like to request an additional copy of the Proxy Statement now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement if you are currently receiving multiple copies), please send your request to the Company, Attn: Corporate Secretary at the address noted above or call us at 855-777-0077, Ext 801.

Record Date, Quorum and Voting Requirements
Record Date

To be able to vote, you must have been a stockholder as of the Record Date, June 28, 2016. As of the Record Date, we had 209,084,066 shares of Class A Common Stock,  par value $0.0001, issued and outstanding and 16,000,000 shares of Class B Common Stock, par value par value $0.0001,  issued and outstanding.  Each share of Class A Common Stock is entitled to one (1) vote, and each share of Class B Common Stock is entitled to ten (10) votes.

Required Vote

Proposal: Reverse Stock Split.

The Company's Board of Directors has unanimously adopted a resolution pursuant to which we are seeking shareholder approval to authorize the Board of Directors to effectuate a reverse stock split at a ratio of 1-for-10 (the "Reverse Stock Split").  The Board has determined that the affirmative vote of a majority of the total votes cast by written consent is required for the approval of this Proposal.

Written consents irrevocable

As noted above, any Consent Form executed and delivered by an Alpine 4 Stockholder shall be deemed by Alpine 4 to constitute such Alpine 4 Stockholder's definitive vote with respect to the adoption of the Proposal listed above. Once Alpine 4's Transfer Agent receives the executed Consent Form such consent may not be revoked.

PROPOSAL
REVERSE STOCK SPLIT
As noted above, on June 17, 2016, the Company's Board of Directors has unanimously adopted a resolution to amend the Company's Certificate of Incorporation as amended to date (the "Amendment") to effectuate a reverse stock split at a ratio of 1-for-10, i.e. one new share for each 10 old shares (the "Reverse Stock Split"), and approving the Amendment and recommending it to the shareholders of the Company for their approval.

The Board of Directors has determined that it is in the best interests of our shareholders to effect the Reverse Stock Split, and for our stockholders to approve the Amendment to the Company. The Reverse Stock Split would reduce the number of outstanding shares of our Class A and Class B Common Stock, both at a ratio of 1-for-10, namely one new share for each 10 old shares.

Information Relating to the Reverse Stock Split

Alpine 4's Board of Directors and our management believe that the Reverse Stock Split would be beneficial to and in the best interests of Alpine 4 and its shareholders because such action would reduce the number of shares outstanding and increase the potential initial trading price per share of our Class A Common Stock. As we have previously disclosed, we are working with our advisors to complete the process with the Financial Industry Regulatory Authority ("FINRA") to have our Class A Common Stock begin trading.  Our advisors, including our market maker, MCAP, LLC, and our investor relations firm, DresnerAllenCaron, have recommended that we reduce the total outstanding shares of the Class A Common Stock prior to their beginning to trade publicly.

Our Board of Directors has reviewed different ratios of reverse splits, evaluating the potential impacts of each, as well as benefits and potential negative impacts on the Company, and has determined it to be in the best interest of the Company and its shareholders to implement the Reverse Stock Split of our Class A and Class B Common Stock at a ratio of 1-for-10 (1 new share for each 10 old shares), and to recommend this ratio to the shareholders of the Company for their approval.

If the holders of a majority of the Company's Class A and Class B Common Stock that vote on the Proposal vote to approve the Reverse Stock Split, the Board of Directors intends to implement the Reverse Stock Split by filing a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. Upon effectiveness of the filing of the Certificate of Amendment, every ten shares of the issued and outstanding Alpine 4 Class A and Class B Common Stock will be automatically converted into one issued and outstanding share of Class A or Class B Common Stock, respectively,  with no change in par value per share.

The Reverse Stock Split affects all shares of the Company's Class A and Class B Common Stock outstanding, but will not effect the authorized but unissued shares of Class A or Class B Common Stock available for issuance under the Certificate of Incorporation as amended to date.  As a result, each stockholder's percentage ownership interest and proportional voting power remains unchanged, and the rights and privileges of the holders of the Company's Class A and Class B Common Stock are unaffected.  Additionally, the conversion prices of the Company's outstanding convertible notes would be adjusted at the same ratio as that of the Reverse Stock Split, pursuant to the terms of the convertible notes.

Background and Rationale for the Reverse Stock Split

As noted, our Board met with our market maker and our investor relations firm in connection with preparing our submission to FINRA.  During that meeting, the Board discussed several issues related to the number of shares that we have outstanding, the effect of that many shares outstanding and the perception in the market place, and how the large number of shares will affect our share price in the open market.   The overall opinion given to the Board was that the number of shares we have outstanding would not be received well in the open market, and therefore our advisors have recommended that the Company do the Reverse Stock Split.

Based on the discussions with our advisors, the Board believes that the Reverse Split should result in a higher initial market price, once we complete the process of having our Class A Common Stock begin trading.  Additionally, a higher price could make it easier for us to raise capital when needed, and make us more attractive to potential institutional and larger investors who generally do not invest in "penny stocks," shares that trade below $5.00.

In approving the Reverse Stock Split, the Board of Directors considered that without the Reverse Stock Split, once our Class A Common Stock begins trading, it might not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors could also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Additionally, the Board believes that effecting the Reverse Stock Split prior to the commencement of trading of our Class A Common Stock will avoid an inconsistent message being sent to the market of rapidly changing share prices, and will permit FINRA to base its determination of our initial trading price on the lower number of shares outstanding, rather than on a planned but not completed future reverse.

The form of the Amendment is set forth in Appendix A to this Proxy Statement.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, if it determines that the Reverse Stock Split is not in our best interests and the best interests of our stockholders.

Certain Risks Associated with the Potential Reverse Stock Split

There are numerous factors and contingencies that could affect our Class A Common Stock following implementation of the Reverse Stock Split, including the status of the market for our Common Stock at the time, our results of operations in future periods, and general economic, market and industry conditions.  The following are only some of the potential risks associated with the implementation of the Reverse Stock Split:

-
The Reverse Stock Split may result in some stockholders owning "odd lots" of fewer than 100 shares of our Common Stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "round lots" of even multiples of 100 shares.

-	There can be no guarantee that the Reverse Stock Split will result in a higher initial trading price, or that we will be able to attract institutional or other investors.

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There also is no guarantee that the Reverse Stock Split will result in an increase in our initial trading price in proportion to the reduction in the number of shares of our Class A Common Stock, or compared to the price at which the Company has been offering its shares in private transactions.

-	There can be no assurance that the Reverse Stock Split will result in an increased liquidity of the Class A Common Stock once it begins trading.

-	There can be no guarantee that we will receive any analyst coverage of our Class A Common Stock following the commencement of trading.

Effects of the Reverse Stock Split

General – Upon the effectiveness of the Reverse Stock Split, each of our shareholders would beneficially own a reduced number of shares of Common Stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership interests, except to the extent that the Reverse Stock Split would result in any of the stockholders owning a fractional share, as described below.  Additionally, the conversion prices of the Company's outstanding convertible notes would be adjusted at the same ratio as that of the Reverse Stock Split, pursuant to the terms of the convertible notes.

The number of stockholders of record would also not be affected, and the rights and preferences of the outstanding shares of Class A and Class B Common Stock would remain the same.

Effect on Authorized and Outstanding Shares – Currently, we are authorized to issue up to a total of 500,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B Common Stock. As of the Record Date, 209,084,066 shares of our Class A Common Stock were issued and outstanding, and 16,000,000 shares of our Class B Common Stock were issued and outstanding.

Implementation of the Reverse Stock Split would not change the total authorized number of shares of our Class A or Class B Common Stock. Accordingly, the number of shares of Class A and Class B Common Stock available for issuance following implementation of the Reverse Stock Split will increase to the extent the Reverse Stock Split reduces the outstanding number of shares of our Class A and Class B Common Stock.

As of the Record Date, we had no current commitments or agreements that will involve the issuance of capital stock except with respect to shares of Common Stock issuable in connection with the convertible notes described above. However, we may engage in future transactions, including financings and acquisitions, which could involve the issuance of capital stock. Although we engage in discussions with third parties from time to time, we currently have no agreements or commitments with respect to potential acquisitions or similar transactions or for the financing of any acquisitions that may be considered in the future. Shareholders should note that no assurance can be given that any such transactions will occur.

In addition, as described in our Annual Report on Form 10-K for the fiscal year ended December31, 2015, we have incurred losses since inception. Accordingly, we may need additional financing to maintain and expand our business as a result of which we may use some of the shares of Class A Common Stock that would become available for issuance as a result of the Reverse Stock Split for potential transactions involving equity securities. The issuance of such equity securities could result in the dilution of the percentage ownership interest of current stockholders in the Company, which could be significant. Also, any future issuance of additional shares of Common Stock could affect our shareholders in a number of other respects, including by diluting the voting power of the then holders of our Class A Common Stock, and by diluting the earnings per share and book value per share of the outstanding shares of our Class A Common Stock at such time. In addition, the issuance of additional shares of Class A Common Stock, or shares of preferred stock or other securities that are convertible into, or exercisable for, the Class A Common Stock, could adversely affect the market price of our Class A Common Stock.

No Fractional Shares – No fractional shares of Class A or Class B Common Stock will be issued to shareholders.  Any fractional shares of Class A or Class B Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, pursuant to the terms of the Amendment.

Accounting Matters – The par value per share of the Class A and Class B Common Stock would remain unchanged after the Reverse Stock Split.

Mechanics of Reverse Stock Split – At such time that the Reverse Stock Split is implemented, our shareholders will be notified that the Reverse Stock Split has been effected. The mechanics of the Reverse Stock Split will differ depending upon whether shares held are held beneficially in street name or whether they are registered directly in a stockholder's name.

•
If a stockholder's shares are registered directly in the stockholder's name, the stockholder will receive a transmittal letter asking the stockholder to surrender certificates representing pre-split shares in exchange for certificates representing post-split shares. No new certificates will be issued to the stockholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered in accordance with the instructions contained in such transmittal letter.

•
Non-registered stockholders holding our Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

ACTION BY WRITTEN CONSENT

We are not holding a shareholder meeting with respect to the Proposal or the Amendment or Reverse Stock Split. Instead, pursuant to our Bylaws, we are seeking your vote by written consent. You have the same right to vote your shares, but will do so by providing your Consent Form, rather than attending a meeting. The Board of Directors encourages you to vote your shares using the Consent Form, and to return the Consent Form to the Company as quickly as possible.

The Board has determined that the affirmative vote of a majority of the total votes cast by written consent is required for the approval of this Proposal.

PLEASE NOTE: As discussed herein, the Class B Common Stock is entitled to ten (10) votes per share of Class B Common Stock held. As of the Record Date, there were a total of 16,000,000 shares of Class B Common Stock outstanding, held by the four members of our Board of Directors: Mr. Wilson owns 10,000,000 shares, and Messrs. Winters, Edwards, and Kantrowitz each own 2,000,000 Class B shares. Together, the members of the Board of Directors have 160,000,000 votes, which vote total constitutes a majority of the voting power of Alpine 4's Common Stock.  The Section "Beneficial Ownership of Securities" shows the share ownership and voting power of the officers and directors of the Company in more detail.

All four members of the Board of Directors have indicated their intention to vote in favor of approval of the Amendment and the Reverse Stock Split, which would result in the Company receiving sufficient votes in favor of the Amendment and the Reverse Stock Split.  The Board of Directors believes it is important to allow all shareholders of the Company to participate in the amendment process and to express their opinion with respect to the Reverse Stock Split, and as such, are seeking the approval of all of the Company's shareholders, rather than taking action by themselves through their voting power under the Class B Common Stock.

As noted above, the Consent Period ends on July 29, 2016.  The members of the Company's Board of Directors will review the voting totals at the close of the Consent Period in making their determination of whether to proceed with the filing of the Amendment and the implementation of the Reverse Stock Split.

EFFECTIVE DATE OF THE AMENDMENT

If the holders of a majority of the voting power of the Company's outstanding Common Stock vote to approve the Amendment and the Reverse Stock Split, the Reverse Stock Split will be effective concurrent with the filing of the Amendment with the Secretary of State of Delaware.

The Board may, in its sole discretion, elect not to implement the Reverse Stock Split. We anticipate the Amendment will be filed and become effective on the date of its filing, which will be the date upon which we receive the votes in favor of the Amendment from the holders of a majority of the voting power of the Company's outstanding Common Stock, or as soon thereafter as reasonably practicable.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth certain information regarding beneficial ownership of Alpine 4 Common Stock as of June 28, 2016, the Record Date, (i) by each person (or group of affiliated persons) who owns beneficially more than five percent of the outstanding shares of Common Stock, (ii) by each director and executive officer of Alpine 4, and (iii) by all of the directors and executive officers of Alpine 4 as a group.  The percentages are based on the following figures:

-	209,084,066 shares of Alpine 4 Class A Common Stock outstanding as of June 28, 2016; and

-	16,000,000 shares of Alpine 4 Class B Common Stock outstanding as of June 28, 2016.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of beneficial owner (1)	Amount of beneficial ownership of Class A Common Stock	Amount of beneficial ownership of Class B Common Stock	Percentage of Class A Common Stock (2)	Percentage of Class B Common Stock	Voting Power (3)	Number of Votes
Richard Battaglini	21,232,302	0	10.15%	0%	5.75%	21,232,302
Richard W. Evans	32,700,000	0	15.64%	0%	8.86%	32,700,000
Kent B. Wilson, Chief Executive Officer, Chief Financial Officer, Director(4)	24,316,890	10,000,000	11.63%	62.50%	33.68%	124,316,890
Scott Edwards, Director (5)	2,520,000	2,000,000	1.21%	12.50%	6.10%	22,520,000
Charles Winters, Director (6)	7,098,000	2,000,000	3.39%	12.50%	7.34%	27,098,000
Ian Kantrowitz, Director (7)	7,210,940	2,000,000	3.45%	12.50%	7.37%	27,210,940
All Officers and Directors As a Group (4 persons)	41,145,830	16,000,000	19.68%	100.00%	54.50%	201,145,830

(1)	Except as otherwise indicated, the address of the stockholder is: Alpine 4 Technologies Ltd., 4742 N. 24th Street, Suite 300, Phoenix AZ 85016.
(2)	The percentages listed in the table are based on 209,084,066 shares of Alpine 4 Class A Common Stock outstanding as of June 28, 2016.
(3)
The Voting Power column includes the effect of shares of Class B Common Stock held by the named individuals, as indicated in the footnotes below. Each share of Class B Common Stock has 10 votes.  The total voting power for each person is also explained in the footnotes below.  The percentage of total voting power is calculated based on the potential voting power of all shares of Class A and Class B Common Stock outstanding as of June 28, 2016.

(4)
Mr. Wilson owns 24,316,890 shares of Class A Common Stock, and 10,000,000 shares of Class B Common Stock, which represents an aggregate of 124,316,890 votes, or approximately 33.68 % of the total voting power.

(5)
Mr. Edwards owned as of the Record Date 2,520,000 shares of Class A Common Stock.  Additionally, Mr. Edward owns 2,000,000 shares of Alpine 4 Class B Common Stock which together with the Class A Common Stock represent an aggregate of 22,520,000 votes, or approximately 6.10 % of the total voting power.

(6)
Mr. Winters owned as of the Record Date 7,098,000 Shares of Class A Common Stock.  Additionally, Mr. Winters owns 2,000,000 shares of Alpine 4 Class B Common Stock which together with the Class A Common Stock represent an aggregate of 27,098,000 votes, or approximately 7.34% of the total voting power.

(7)
Mr. Kantrowitz owned as of the Record Date 7,210,940 shares of Class A Common Stock.  Additionally, Mr. Kantrowitz owns 2,000,000 shares of Alpine 4 Class B Common Stock which together with the Class A Common Stock represent an aggregate of 27,210,940 votes, or approximately 7.37% of the total voting power.

Please return your Consent Form as soon as possible so that your vote will be counted.  As noted above, the Consent Period ends on July 29, 2016. Any votes represented by Consent Forms received after that date will not be counted.

Unless a quorum consisting of a majority of the outstanding shares of Class A and Class B Common Stock entitled to vote is represented by written consent, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that your shares will be represented on this important matter.

By Order of the Board of Directors,
ALPINE 4 TECHNOLOGIES LTD.

Phoenix, Arizona	/s/ Kent B. Wilson
July 19, 2016	Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ALPINE 4 TECHNOLOGIES LTD.

ALPINE 4 TECHNOLOGIES LTD., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is Alpine 4 Technologies Ltd. (the "Corporation").

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 22, 2014.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), adding the following paragraph as Section 1.1, immediately following Section 1. Authorized Shares, and immediately preceding Section 2. Common stock:

"Section 1.1 Reverse Stock Split. Effective as of the close of business, Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), each ten (10) outstanding shares of the Corporation's Class A Common Stock, par value $0.0001 per share, shall automatically and without any action on the part of the respective holders thereof be exchanged and combined into one (1) share of Class A Common Stock, par value $0.0001 per share; and each ten (10) outstanding shares of the Corporation's Class B Common Stock, par value $0.0001 per share, shall automatically and without any action on the part of the respective holders thereof be exchanged and combined into one (1) share of Class B Common Stock, par value $0.0001 per share. At the Effective Time, there shall be no change in the number of authorized common shares or preferred shares that the Corporation shall have the authority to issue. No fractional shares shall be issued in connection with the exchange. In lieu thereof, any person who holds a fraction of one (1) share of Class A Common Stock or Class B Common Stock after the exchange shall have their fraction of one (1) share rounded up to the nearest whole fraction of one (1) share of Class A Common Stock, or Class B Common Stock, respectively."

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted by written consent of the Shareholders on July ___, 2016, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, ALPINE 4 TECHNOLOGIES LTD. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ______ day of July, 2016.

ALPINE 4 TECHNOLOGIES LTD.

By: /s/  Kent B. Wilson
Kent B. Wilson
Chief Executive Officer

APPENDIX B
WRITTEN CONSENT FORM
ALPINE 4 TECHNOLOGIES LTD.
(CLASS A COMMON STOCK)
This Written Consent is solicited by the Board of Directors of Alpine 4 Technologies Ltd.

Please return this consent no later than 3:00 pm (Mountain time) on July 29, 2016. Your shares will be tabulated and voted to approve or disapprove the proposal as you indicate below. Any Written Consent returned without indicating a decision on the proposal will be voted to APPROVE the proposal.
The undersigned, being a holder of record of Common Stock, par value $0.0001, of Alpine 4 Technologies Ltd., Inc., a Delaware corporation ("Alpine 4"), on June 28, 2016 (record date), hereby consents, by written consent without a meeting, to the action as set forth below with respect to all of the aforementioned shares of Alpine 4 Class A Common Stock that the undersigned holds of record.
The undersigned acknowledges receipt of the Proxy Statement of Alpine 4 which more fully describes the proposal below.
The Board of Directors of Alpine 4 unanimously recommends that you vote "FOR" the following proposal.

1.
Approval of an amendment (the "Amendment") to Alpine 4's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), to effect a reverse stock split of our Class A Common Stock and Class B Common Stock at a ratio of 1-for-10, concurrent with the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State (the "Reverse Stock Split").

FOR ☐	AGAINST ☐	ABSTAIN ☐
IMPORTANT: PLEASE DATE AND SIGN THE CONSENT BELOW.
Please sign exactly as your name appears on the certificate(s) representing your share(s) of Common Stock of Alpine 4. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this Written Consent promptly to Alpine 4 by mailing it to Alpine 4 Technologies Ltd., 4742 N. 24th Street, Suite 300, Phoenix, AZ 85016, ATTN: Corporate Secretary or by voting via the internet at VStock Transfer (www.vstocktransfer.com) and selecting "Proxy Voting Login" in the upper right-hand corner.

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
(duly authorized signature)		(please print or type complete name of entity)

Name:		By:
(please print or type full name)		(duly authorized signature)

Title:		Name:
(please print or type full title, if applicable)		(please print or type full name)

Title:
(please print or type full title)

Date:	, 2016	Date:	, 2016